POWER OF ATTORNEY


The undersigned directors of Borg-Warner Automotive, Inc. (the "Corporation") hereby appoint John F. Fiedler as their true and lawful attorney-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the amendment of the Borg-Warner Automotive Air/Fluid Systems Corporation Retirement Savings Plan.

This Power of Attorney automatically ends upon the termination of Mr. Fiedler's service with the Corporation.

In witness whereof, the undersigned have executed this Power of Attorney on this 10th day of November, 1998.


s/s JERE A. DRUMMOND                              s/s ANDREW F. BRIMMER
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JERE A. DRUMMOND                                  ANDREW F. BRIMMER


s/s IVAN W. GORR                                  s/s WILLIAM E. BUTLER
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IVAN W. GORR                                      WILLIAM E. BUTLER


s/s PAUL E. GLASKE                                s/s JOHN RAU
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PAUL E. GLASKE                                    JOHN RAU


s/s ALEXIS P. MICHAS                              s/s JAMES J. KERLEY
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ALEXIS P. MICHAS                                  JAMES J. KERLEY